EXHIBIT 10.56
FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (the “ Fifth Amendment") made as of January 1, 2006 between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Harvey J. Berger, M.D. (the "Employee").

The Company and the Employee have entered into an Employment Agreement dated as of January 1, 1992, as amended as of April 19, 1994, June 30, 1994, January 1, 1997, and September 2, 2003 (the “Agreement”), and the parties hereto desire to further amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

I.  Termination of Employment. The first sentence of Section 2 is hereby amended to read as follows:

"The term of the Employee's employment under this Agreement (the "Term") commenced as of January 1, 1992 (the “Effective Date”) and shall end on December 31, 2009, unless sooner terminated pursuant to Section 4 or 5 of this Agreement;”

II. Compensation. The first sentence of Section 3.1 is hereby amended to read as follows:

“3.1 As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $544,000 per annum during the first year of the term and increased each year thereafter as set forth below, payable in equal semi-monthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations.”

III. Definitions. The definition of the Company’s “Field of Interest” in Section 16 (c) of the Agreement is hereby amended to read as follows:

“The Company’s ‘Field of Interest’ means the discovery, development, manufacture, distribution, and commercialization of any pharmaceutical product that is based on or involves (a) intervention in cell signaling, (b) cancer therapy, or (c) gene and cell therapy.”

IV. This Fifth Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

V. Except as modified by this Fifth Amendment, the Agreement remains in full force and effect and unchanged.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first written above.

ARIAD PHARMACEUTICALS, INC.

By:	/s/ Laurie A. Allen
Laurie A. Allen, Esq.
Corporate Secretary

EMPLOYEE

/s/	Harvey J. Berger
Harvey J. Berger, M.D.